Exhibit 99.1

FIRST US BANCSHARES, INC.

REPORTS SECOND QUARTER 2022 RESULTS

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Reports 45.9% Year-to-Date Earnings Growth Driven by Continued Expense Reduction

BIRMINGHAM, AL (July 27, 2022) – First US Bancshares, Inc. (Nasdaq: FUSB) (the “Company”), the parent company of First US Bank (the “Bank”), today reported net income of $1.4 million, or $0.22 per diluted share, for the quarter ended June 30, 2022 (“2Q2022”), compared to $1.0 million, or $0.14 per diluted share, for the quarter ended June 30, 2021 (“2Q2021”) and $1.4 million, or $0.20 per diluted share, for the quarter ended March 31, 2022 (“1Q2022”). Net income totaled $2.8 million for the six months ended June 30, 2022, compared to $1.9 million for the six months ended June 30, 2021, an increase of 45.9%. Diluted earnings per share totaled $0.42 for the six months ended June 30, 2022, compared to $0.28 per diluted share during the corresponding period of 2021.

Earnings improvement, comparing both 2Q2022 and the first six months of 2022 to corresponding periods in 2021, was driven primarily by reductions in non-interest expense following strategic initiatives that were initiated by the Company beginning in the third quarter of 2021. The strategic initiatives included the cessation of new business development at the Bank’s wholly owned subsidiary, Acceptance Loan Company, Inc. (“ALC”), as well as efforts to reorganize the Bank’s retail banking, technology and deposit operations functions. Due to these efforts, non-interest expense was reduced by $1.5 million, or 18.1%, comparing 2Q2022 to 2Q2021 and by $2.9 million, or 17.0%, comparing the six months ended June 30, 2022, to the six months ended June 30, 2021. Comparing 2Q2022 to 1Q2022, non-interest expense decreased by $0.2 million, or 2.5%.

“We are pleased to post a solid quarter of growth in loans and earnings per share,” stated James F. House, the Company’s President and CEO. “Our strategic focus on business simplification has been transformative for our Company. This emphasis, combined with a focus on loan and deposit pricing discipline and cost control, have led to solid improvement in operating efficiencies over the last three quarters. In addition, our continued focus on credit quality in our lending practices has further strengthened our balance sheet. Though a heightened level of economic and geopolitical concern certainly exists, we believe our Company is well-prepared to weather future challenges as they are presented,” continued Mr. House.

Other Second Quarter Financial Highlights

Loan Growth – The table below summarizes loan balances by portfolio category at the end of each of the most recent five quarters as of June 30, 2022.

	Quarter Ended
	2022		2021
	June 30,	March 31,	December 31,	September 30,	June 30,
	(Dollars in Thousands)
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Real estate loans:
Construction, land development and other land loans	$40,625	$52,817	$67,048	$58,175	$53,425
Secured by 1-4 family residential properties	69,098	69,760	72,727	73,112	78,815
Secured by multi-family residential properties	66,848	50,796	46,000	51,420	53,811
Secured by non-farm, non-residential properties	187,041	177,752	197,901	198,745	191,398
Commercial and industrial loans	65,792	67,455	72,286	73,777	65,772
Paycheck Protection Program ("PPP") loans	116	643	1,661	3,902	11,587
Consumer loans:
Direct consumer	15,419	18,023	21,689	25,845	26,937
Branch retail	18,634	21,891	25,692	29,764	31,688
Indirect sales	252,206	220,931	205,940	194,154	176,116
Total loans	$715,779	$680,068	$710,944	$708,894	$689,549
Less unearned interest, fees and deferred costs	1,142	1,738	2,594	3,729	4,067
Allowance for loan and lease losses	8,751	8,484	8,320	8,193	7,726
Net loans	$705,886	$669,846	$700,030	$696,972	$677,756

First US Bancshares, Inc. Reports Second Quarter 2022 Results

July 27, 2022

The Company’s total loan portfolio increased by $35.7 million, or 5.3%, during 2Q2022. Loan volume increases were due to growth in the Bank’s indirect, multi-family residential and commercial real estate (secured by non-farm, non-residential properties) categories. Growth in these categories was consistent with continued growth in consumer spending and robust economic activity, particularly in the larger metropolitan markets the Bank serves. Loan growth was partially offset by decreases in the construction, commercial and industrial, direct consumer, and branch retail categories. The decreases in direct consumer and branch retail loans were consistent with management’s expectations related to the Company’s business cessation strategy at ALC. As of June 30, 2022, loans totaled $715.8 million, an increase of $4.8 million, or 0.7%, since December 31, 2021.

Net Interest Income and Margin – Net interest income totaled $8.8 million in 2Q2022, compared to $9.3 million in 2Q2021 and $8.7 million in 1Q2022. For the six months ended June 30, 2022, net interest income totaled $17.5 million, compared to $18.4 million for the six months ended June 30, 2021. Compared to both prior periods, the decrease in net interest income was primarily attributable to reductions in interest and fees on ALC loans in connection with the ALC cessation of business strategy. Interest and fees on ALC loans decreased in 2Q2022 by $1.0 million, compared to 2Q2021, and by $1.9 million comparing the six months ended June 30, 2022 to the corresponding period of 2021. The decreases were partially offset by interest income in the Bank’s other earning asset categories, which increased by $0.5 million on a net basis, comparing 2Q2022 to 2Q2021, and by $0.9 million, comparing the six months ended June 30, 2022 to the six months ended June 30, 2021. As ALC’s loan portfolio continues to pay down, there will be continued reduction in interest and fees attributable to ALC’s loans. These reductions are expected to continue to put downward pressure on total loan yield and net interest margin. As a result of the changing mix of earning assets, the Company’s net interest margin was reduced to 3.91% in 2Q2022, compared to 4.31% in 2Q2021. For the six months ended June 30, 2022, net interest margin was 3.94%, compared to 4.35% for the six months ended June 30, 2021. Though net interest income and margin are expected to decrease as a result of the cessation of business strategy at ALC, significant expense savings have developed, or are expected to develop, as a result of the strategy. Historically, ALC’s loan portfolio has represented both the Company’s highest yielding loans, as well as the portfolio with the highest level of credit losses. Accordingly, while interest earned on these loans is expected to decrease over time, loan loss provision expense is also expected to decrease after the portfolio pays down. As the pay down continues, management is continuing efforts to grow earning assets in the Bank’s other loan and investment categories, while at the same time maintaining pricing discipline on deposit and borrowing costs. As part of its overall interest rate risk management program, the Company has entered into forward interest rate swap contracts on certain variable rate deposit products and borrowings. During 2Q2022, the Company terminated one interest rate swap associated with a Federal Home Loan Bank borrowing and recorded a deferred gain associated with the termination of $0.3 million. The gain will be recognized over the remaining 27-month term of the original swap agreement.

Deposit Growth and Deployment of Funds – Deposits totaled $844.3 million as of June 30, 2022, compared to $838.1 million as of December 31, 2021, an increase of $6.2 million, or 0.7%. In the current environment, management has continued to focus on minimizing deposit expense and deploying excess cash balances into earning assets that meet the Company’s established credit standards, while maintaining appropriate levels of liquidity to meet projected funding needs. Total average funding costs, including both interest- and noninterest-bearing liabilities and borrowings, was 0.32% in both 2Q2022 and 1Q2022, compared to 0.36% in 2Q2021. For the six months ended June 30, 2022, average funding costs totaled 0.32%, compared to 0.37% during the corresponding period of 2021. Given the increasing interest rate environment, management continued to deploy a portion of excess funds into the investment securities portfolio during 2Q2022. Investment securities, including both the available-for-sale and held-to-maturity portfolios totaled $152.5 million as of June 30, 2022, compared to $137.7 million as of March 31, 2022 and $134.3 million as of December 31, 2021. The expected average life of securities in the investment portfolio as of June 30, 2022 was 3.40 years. Management maintains the portfolio with average durations that are expected to provide monthly cash flows that can be utilized to reinvest in earning assets at current market rates.

Loan Loss Provision – Loan loss provisions totaled $0.9 million in 2Q2022, compared to $0.5 million in 2Q2021. For the six months ended June 30, 2022, loan loss provisions totaled $1.6 million, compared to $0.9 million for the six months ended June 30, 2021. The increase in provision expense comparing both the quarter and six months ended June 30, 2022 to the corresponding periods of 2021 reflected both an increase in charge-offs associated with ALC’s loan portfolio, as well as qualitative adjustments applied to the portfolio in response to heightened inflationary trends and other economic uncertainties that have emerged in 2022. In management’s view, the combination of the business cessation strategy, coupled with deteriorating economic conditions, including elevated inflation levels, has increased overall credit risk during 2022, particularly in ALC’s loan portfolio. Loan loss provisions recorded by the Company during the first six months of 2022 included expense of $1.3 million associated with ALC’s loans and $0.3 million associated with the Bank’s portfolio. While loan loss provisions at ALC resulted primarily from increased charge-offs and heightened economic risk factors, provisions at the Bank resulted primarily from loan growth. Management will continue to closely monitor the impact of changing economic circumstances on the Company’s loan portfolio and will adjust the allowance accordingly. Due to its classification as a smaller reporting company by the Securities and Exchange Commission, the Company is not required to adopt the Current Expected Credit Loss (CECL) model to account for credit losses until January 1, 2023. Management is continuing to evaluate the impact that the adoption of CECL will have on the Company’s financial statements.

First US Bancshares, Inc. Reports Second Quarter 2022 Results

July 27, 2022

Non-interest Income – Non-interest income totaled $0.9 million in 2Q2022, compared to $0.8 million in both 2Q2021 and 1Q2022. For the six months ended June 30, 2022, non-interest income totaled $1.7 million, compared to $1.8 million for the corresponding period of 2021.

Non-interest Expense – Non-interest expense totaled $6.9 million in 2Q2022, compared to $8.4 million in 2Q2021 and $7.1 million in 1Q2022. For the six months ended June 30, 2022, non-interest expense totaled $13.9 million, compared to $16.8 million for the six months ended June 30, 2021. The ongoing expense decreases in 2022 have resulted primarily from implementation of the ALC strategy, as well as other efficiency efforts conducted by the Bank. As a result of these efforts, significant expense reductions were realized associated with salaries and employee benefits, occupancy and equipment, and other expenses associated with technology and professional services. As of June 30, 2022, the Company had 156 full-time equivalent employees, compared to 175 as of December 31, 2021, and 259 as of June 30, 2021. Non-interest expense during the six months ended June 30, 2022 was further reduced by $0.3 million in nonrecurring net gains on the sale of other real estate owned (OREO).

Asset Quality – The Company’s nonperforming assets, including loans in non-accrual status and OREO, totaled $1.7 million as of June 30, 2022, compared to $4.2 million as of December 31, 2021. The reduction in nonperforming assets during the first six months of 2022 resulted from the sale of OREO properties during the period. Reductions in OREO totaled $1.9 million and included the sale of banking centers that were closed in 2021. As a percentage of total assets, non-performing assets totaled 0.18% as of June 30, 2022, compared to 0.43% as of December 31, 2021.

Shareholders’ Equity – As of June 30, 2022, shareholders’ equity totaled $82.6 million, compared to $90.1 million as of December 31, 2021. The decrease in shareholders’ equity resulted from reductions in accumulated other comprehensive income due to declines in the market value of the Company’s available-for-sale investment portfolio, as well as repurchases of shares of the Company’s common stock during the first six months of 2022. The market value declines in investment securities available-for-sale were the direct result of the increasing interest rate environment in 2022. No other-than-temporary impairment was recognized in the portfolio, and the Company has both the intent and ability to retain the investments for a period of time sufficient to allow for the full recovery of all market value decreases. The market value decrease in available-for-sale securities was partially offset by an increase in the market value of cash flow derivative instruments that hedge certain deposits and borrowings on the Company’s balance sheet.

Share Repurchases - During 2Q2022, the Company completed share repurchases totaling 260,800 shares of its common stock at a weighted average price of $11.01 per share. For the six months ended June 30, 2022, the Company repurchased a total of 348,400 shares of its common stock at a weighted average price per share of $10.99. The repurchases were completed under the Company’s existing share repurchase program, which was amended in April 2021 to allow for the repurchase of additional shares through December 31, 2022. As of June 30, 2022, 660,813 shares remained available for repurchase under the program.

Cash Dividend – The Company declared a cash dividend of $0.03 per share on its common stock in 2Q2022. The dividend was consistent with dividends paid during 1Q2022 and all four quarters of 2021.

Regulatory Capital –During 2Q2022, the Bank continued to maintain capital ratios at higher levels than required to be considered a “well-capitalized” institution under applicable banking regulations. As of June 30, 2022, the Bank’s common equity Tier 1 capital and Tier 1 risk-based capital ratios were each 11.45%. Its total capital ratio was 12.56%, and its Tier 1 leverage ratio was 9.33%.

Liquidity – As of June 30, 2022, the Company continued to maintain excess funding capacity sufficient to provide adequate liquidity for loan growth, capital expenditures and ongoing operations. The Company benefits from a strong core deposit base, a liquid investment securities portfolio and access to funding from a variety of sources, including federal funds lines, Federal Home Loan Bank advances and brokered deposits.

First US Bancshares, Inc. Reports Second Quarter 2022 Results

July 27, 2022

About First US Bancshares, Inc.

First US Bancshares, Inc. (the “Company”) is a bank holding company that operates banking offices in Alabama, Tennessee, and Virginia through First US Bank (the “Bank”). In addition, the Company’s operations include Acceptance Loan Company, Inc. (“ALC”), a consumer loan company, and FUSB Reinsurance, Inc., an underwriter of credit life and credit accident and health insurance policies sold to the Bank’s and ALC’s consumer loan customers. The Company files periodic reports with the U.S. Securities and Exchange Commission (the “SEC”). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.firstusbank.com. More information about the Company and the Bank may be obtained at www.firstusbank.com. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “FUSB.”

Forward-Looking Statements

This press release contains forward-looking statements, as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. The Company undertakes no obligation to update these statements following the date of this press release, except as required by law. In addition, the Company, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s senior management based upon current information and involve a number of risks and uncertainties.

Certain factors that could affect the accuracy of such forward-looking statements and cause actual results to differ materially from those projected in such forward-looking statements are identified in the public filings made by the Company with the SEC, and forward-looking statements contained in this press release or in other public statements of the Company or its senior management should be considered in light of those factors. Such factors may include the rate of growth (or lack thereof) in the economy generally and in the Company’s service areas; the impact of the current COVID-19 pandemic on the Company’s business, the Company’s customers, the communities that the Company serves and the United States economy, including the impact of actions taken by governmental authorities to try to contain the virus and protect against it, through vaccinations and otherwise, or address the impact of the virus on the United States economy (including, without limitation, the Coronavirus Aid, Relief and Economic Security (CARES) Act and subsequent federal legislation) and the resulting effect on the Company’s operations, liquidity and capital position and on the financial condition of the Company’s borrowers and other customers; the impact of changing accounting standards and tax laws on the Company’s allowance for loan losses and financial results; the impact of national and local market conditions on the Company’s business and operations; strong competition in the banking industry; the impact of changes in interest rates and monetary policy on the Company’s performance and financial condition; the pending discontinuation of LIBOR as an interest rate benchmark; the impact of technological changes in the banking and financial service industries and potential information system failures; cybersecurity and data privacy threats; the costs of complying with extensive governmental regulation; the possibility that acquisitions may not produce anticipated results and result in unforeseen integration difficulties; and other risk factors described from time to time in the Company’s public filings, including, but not limited to, the Company’s most recent Annual Report on Form 10-K. Relative to the Company’s dividend policy, the payment of cash dividends is subject to the discretion of the Board of Directors and will be determined in light of then-current conditions, including the Company’s earnings, leverage, operations, financial conditions, capital requirements and other factors deemed relevant by the Board of Directors. In the future, the Board of Directors may change the Company’s dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions.

First US Bancshares, Inc. Reports Second Quarter 2022 Results

July 27, 2022

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – LINKED QUARTERS

(Dollars in Thousands, Except Per Share Data)

(Unaudited)

	Quarter Ended					Six Months Ended
	2022		2021			2022		2021
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,		June 30,
Results of Operations:
Interest income	$9,525	$9,381	$9,987	$10,030	$10,059	$18,906		$19,904
Interest expense	699	672	727	695	747	1,371	—	1,528
Net interest income	8,826	8,709	9,260	9,335	9,312	17,535	—	18,376
Provision for loan and lease losses	895	721	493	618	498	1,616		899
Net interest income after provision for loan and lease losses	7,931	7,988	8,767	8,717	8,814	15,919		17,477
Non-interest income	856	829	865	896	809	1,685		1,760
Non-interest expense	6,878	7,056	7,414	8,547	8,399	13,934		16,795
Income before income taxes	1,909	1,761	2,218	1,066	1,224	3,670		2,442
Provision for income taxes	494	400	507	229	271	894		539
Net income	$1,415	$1,361	$1,711	$837	$953	$2,776		$1,903
Per Share Data:
Basic net income per share	$0.23	$0.22	$0.27	$0.13	$0.15	$0.45		$0.30
Diluted net income per share	$0.22	$0.20	$0.25	$0.13	$0.14	$0.42		$0.28
Dividends declared	$0.03	$0.03	$0.03	$0.03	$0.03	$0.06		$0.06
Key Measures (Period End):
Total assets	$955,385	$968,646	$958,302	$956,734	$946,946
Tangible assets (1)	947,462	960,650	950,233	948,592	938,719
Loans, net of allowance for loan losses	705,886	669,846	700,030	696,972	677,756
Allowance for loan and lease losses	8,751	8,484	8,320	8,193	7,726
Investment securities, net	152,536	137,736	134,319	121,467	123,583
Total deposits	844,296	853,117	838,126	846,842	837,885
Short-term borrowings	10,088	10,062	10,046	10,037	10,017
Long-term borrowings	10,690	10,671	10,653	-	-
Total shareholders’ equity	82,576	87,807	90,064	89,597	88,778
Tangible common equity (1)	74,653	79,811	81,995	81,455	80,551
Book value per common share	14.05	14.33	14.59	14.41	14.28
Tangible book value per common share (1)	12.70	13.02	13.28	13.10	12.96
Key Ratios:
Return on average assets (annualized)	0.58%	0.58%	0.71%	0.35%	0.41%	0.58%		0.42%
Return on average common equity (annualized)	6.55%	6.17%	7.54%	3.71%	4.32%	6.36%		4.36%
Return on average tangible common equity (annualized) (1)	7.21%	6.77%	8.29%	4.08%	4.76%	6.99%		4.82%
Net interest margin	3.91%	3.97%	4.10%	4.17%	4.31%	3.94%		4.35%
Efficiency ratio (2)	71.0%	74.0%	73.2%	83.5%	83.0%	72.5%		83.4%
Net loans to deposits	83.6%	78.5%	83.5%	82.3%	80.9%
Net loans to assets	73.9%	69.2%	73.0%	72.8%	71.6%
Tangible common equity to tangible assets (1)	7.88%	8.31%	8.63%	8.59%	8.58%
Tier 1 leverage ratio (3)	9.33%	9.38%	9.17%	8.51%	8.60%
Allowance for loan losses as % of loans	1.22%	1.25%	1.17%	1.16%	1.13%
Nonperforming assets as % of total assets	0.18%	0.32%	0.43%	0.35%	0.22%
Net charge-offs as a percentage of average loans	0.36%	0.32%	0.18%	0.09%	0.15%	0.34%		0.20%

(1) Refer to Non-GAAP reconciliation of tangible balances and measures beginning on page 10.
(2) Efficiency ratio = non-interest expense / (net interest income + non-interest income)
(3) First US Bank Tier 1 leverage ratio

First US Bancshares, Inc. Reports Second Quarter 2022 Results

July 27, 2022

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

NET INTEREST MARGIN

THREE MONTHS ENDED June 30, 2022 AND 2021

(Dollars in Thousands)

(Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2022			June 30, 2021
	Average Balance	Interest	Annualized Yield/ Rate %	Average Balance	Interest	Annualized Yield/ Rate %
ASSETS
Interest-earning assets:
Total loans	$698,696	$8,742	5.02%	$673,676	$9,668	5.76%
Taxable investment securities	147,799	663	1.80%	97,237	344	1.42%
Tax-exempt investment securities	2,540	11	1.74%	3,506	16	1.83%
Federal Home Loan Bank stock	798	8	4.02%	870	8	3.69%
Federal funds sold	81	1	4.95%	83	—	—
Interest-bearing deposits in banks	54,753	100	0.73%	91,340	23	0.10%
Total interest-earning assets	904,667	9,525	4.22%	866,712	10,059	4.66%

Noninterest-earning assets	66,990			68,237
Total	$971,657			$934,949

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Demand deposits	$253,887	$130	0.21%	$235,493	$145	0.25%
Savings deposits	209,982	210	0.40%	187,655	148	0.32%
Time deposits	205,790	244	0.48%	230,473	412	0.72%
Total interest-bearing deposits	669,659	584	0.35%	653,621	705	0.43%
Noninterest-bearing demand deposits	189,600	—	—	173,842	—	—
Total deposits	859,259	584	0.27%	827,463	705	0.34%
Borrowings	17,569	115	2.63%	10,017	42	1.68%
Total funding costs	876,828	699	0.32%	837,480	747	0.36%

Other noninterest-bearing liabilities	8,179			8,991
Shareholders’ equity	86,650			88,478
Total	$971,657			$934,949

Net interest income		$8,826			$9,312
Net interest margin			3.91%			4.31%

First US Bancshares, Inc. Reports Second Quarter 2022 Results

July 27, 2022

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

NET INTEREST MARGIN

six months ended June 30, 2022 AND 2021

(Dollars in Thousands)

(Unaudited)

	Six Months Ended			Six Months Ended
	June 30, 2022			June 30, 2021
	Average Balance	Interest	Annualized Yield/ Rate %	Average Balance	Interest	Annualized Yield/ Rate %
ASSETS
Interest-earning assets:
Total loans	$697,701	$17,589	5.08%	$663,338	$19,158	5.82%
Taxable investment securities	139,101	1,148	1.66%	90,233	650	1.45%
Tax-exempt investment securities	2,655	23	1.75%	3,514	32	1.84%
Federal Home Loan Bank stock	839	16	3.85%	987	17	3.47%
Federal funds sold	81	1	2.49%	84	—	—
Interest-bearing deposits in banks	56,297	129	0.46%	93,311	47	0.10%
Total interest-earning assets	896,674	18,906	4.25%	851,467	19,904	4.71%

Noninterest-earning assets	65,978			68,536
Total	$962,652			$920,003

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Demand deposits	$252,259	$256	0.20%	$230,351	$284	0.25%
Savings deposits	203,535	351	0.35%	181,202	293	0.33%
Time deposits	208,245	493	0.48%	234,544	871	0.75%
Total interest-bearing deposits	664,039	1,100	0.33%	646,097	1,448	0.45%
Noninterest-bearing demand deposits	182,482	—	—	166,566	—	—
Total deposits	846,521	1,100	0.26%	812,663	1,448	0.36%
Borrowings	19,133	271	2.86%	10,017	80	1.61%
Total funding costs	865,654	1,371	0.32%	822,680	1,528	0.37%

Other noninterest-bearing liabilities	8,930			9,353
Shareholders’ equity	88,068			87,970
Total	$962,652			$920,003

Net interest income		$17,535			$18,376
Net interest margin			3.94%			4.35%

First US Bancshares, Inc. Reports Second Quarter 2022 Results

July 27, 2022

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Per Share Data)

	June 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Cash and due from banks	$10,487	$10,843
Interest-bearing deposits in banks	23,274	50,401
Total cash and cash equivalents	33,761	61,244
Federal funds sold	80	82
Investment securities available-for-sale, at fair value	150,192	130,883
Investment securities held-to-maturity, at amortized cost	2,344	3,436
Federal Home Loan Bank stock, at cost	884	870
Loans and leases, net of allowance for loan and lease losses of $8,751 and $8,320, respectively	705,886	700,030
Premises and equipment, net of accumulated depreciation of $22,486 and $21,916, respectively	24,786	25,123
Cash surrender value of bank-owned life insurance	16,286	16,141
Accrued interest receivable	2,650	2,556
Goodwill and core deposit intangible, net	7,923	8,069
Other real estate owned	276	2,149
Other assets	10,317	7,719
Total assets	$955,385	$958,302

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$179,899	$174,501
Interest-bearing	664,397	663,625
Total deposits	844,296	838,126
Accrued interest expense	492	224
Other liabilities	7,243	9,189
Short-term borrowings	10,088	10,046
Long-term borrowings	10,690	10,653
Total liabilities	872,809	868,238

Shareholders’ equity:
Common stock, par value $0.01 per share, 10,000,000 shares authorized; 7,679,659 and 7,634,918 shares issued, respectively; 5,876,258 and 6,172,378 shares outstanding, respectively	75	75
Additional paid-in capital	14,263	14,163
Accumulated other comprehensive loss, net of tax	(6,584)	(276)
Retained earnings	100,838	98,428
Less treasury stock: 1,803,401 and 1,462,540 shares at cost, respectively	(26,016)	(22,326)
Total shareholders’ equity	82,576	90,064

Total liabilities and shareholders’ equity	$955,385	$958,302

First US Bancshares, Inc. Reports Second Quarter 2022 Results

July 27, 2022

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Interest income:
Interest and fees on loans	$8,742	$9,668	$17,589	$19,158
Interest on investment securities	783	391	1,317	746
Total interest income	9,525	10,059	18,906	19,904

Interest expense:
Interest on deposits	584	705	1,100	1,448
Interest on borrowings	115	42	271	80
Total interest expense	699	747	1,371	1,528

Net interest income	8,826	9,312	17,535	18,376

Provision for loan and lease losses	895	498	1,616	899

Net interest income after provision for loan and lease losses	7,931	8,814	15,919	17,477

Non-interest income:
Service and other charges on deposit accounts	294	240	593	506
Net gain on sales and prepayments of investment securities	—	22	—	22
Lease income	211	202	425	411
Other income, net	351	345	667	821
Total non-interest income	856	809	1,685	1,760

Non-interest expense:
Salaries and employee benefits	4,052	4,992	8,382	9,906
Net occupancy and equipment	841	1,020	1,607	2,059
Computer services	430	485	807	950
Fees for professional services	280	354	548	711
Other expense	1,275	1,548	2,590	3,169
Total non-interest expense	6,878	8,399	13,934	16,795

Income before income taxes	1,909	1,224	3,670	2,442
Provision for income taxes	494	271	894	539
Net income	$1,415	$953	$2,776	$1,903
Basic net income per share	$0.23	$0.15	$0.45	$0.30
Diluted net income per share	$0.22	$0.14	$0.42	$0.28
Dividends per share	$0.03	$0.03	$0.06	$0.06

First US Bancshares, Inc. Reports Second Quarter 2022 Results

July 27, 2022

Non-GAAP Financial Measures

In addition to the financial results presented in this press release that have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company’s management believes that certain non-GAAP financial measures and ratios are beneficial to the reader. These non-GAAP measures have been provided to enhance overall understanding of the Company’s current financial performance and position. Management believes that these presentations provide meaningful comparisons of financial performance and position in various periods and can be used as a supplement to the GAAP-based measures presented in this press release. The non-GAAP financial results presented should not be considered a substitute for the GAAP-based results. Management believes that both GAAP measures of the Company’s financial performance and the respective non-GAAP measures should be considered together.

The non-GAAP measures and ratios that have been provided in this press release include measures of tangible assets and equity and certain ratios that include tangible assets and equity. Discussion of these measures and ratios is included below, along with reconciliations of such non-GAAP measures to GAAP amounts included in the financial statements previously presented in this press release.

Tangible Balances and Measures

In addition to capital ratios defined by GAAP and banking regulators, the Company utilizes various tangible common equity measures when evaluating capital utilization and adequacy. These measures, which are presented in the financial tables in this press release, may also include calculations of tangible assets. As defined by the Company, tangible common equity represents shareholders’ equity less goodwill and identifiable intangible assets, while tangible assets represent total assets less goodwill and identifiable intangible assets.

Management believes that the measures of tangible equity are important because they reflect the level of capital available to withstand unexpected market conditions. In addition, presentation of these measures allows readers to compare certain aspects of the Company’s capitalization to other organizations. In management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets that typically result from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators. Because GAAP does not include these measures, management believes that there are no comparable GAAP financial measures to the tangible common equity ratios that the Company utilizes. Despite the importance of these measures to the Company, there are no standardized definitions for the measures, and, therefore, the Company’s calculations may not be comparable with those of other organizations. In addition, there may be limits to the usefulness of these measures to investors. Accordingly, management encourages readers to consider the Company’s consolidated financial statements in their entirety and not to rely on any single financial measure. The table below reconciles the Company’s calculations of these measures to amounts reported in accordance with GAAP.

First US Bancshares, Inc. Reports Second Quarter 2022 Results

July 27, 2022

		Quarter Ended					Six Months Ended
		2022		2021			2022	2021
		June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
		(Dollars in Thousands, Except Per Share Data)
		(Unaudited Reconciliation)
TANGIBLE BALANCES
Total assets		$955,385	$968,646	$958,302	$956,734	$946,946
Less: Goodwill		7,435	7,435	7,435	7,435	7,435
Less: Core deposit intangible		488	561	634	707	792
Tangible assets	(a)	$947,462	$960,650	$950,233	$948,592	$938,719

Total shareholders’ equity		$82,576	$87,807	$90,064	$89,597	$88,778
Less: Goodwill		7,435	7,435	7,435	7,435	7,435
Less: Core deposit intangible		488	561	634	707	792
Tangible common equity	(b)	$74,653	$79,811	$81,995	$81,455	$80,551

Average shareholders’ equity		$86,650	$89,502	$90,010	$89,603	$88,477	$88,068	$87,970
Less: Average goodwill		7,435	7,435	7,435	7,435	7,435	7,435	7,435
Less: Average core deposit intangible		523	596	669	746	836	559	882
Average tangible shareholders’ equity	(c)	$78,692	$81,471	$81,906	$81,422	$80,206	$80,074	$79,653

Net income	(d)	$1,415	$1,361	$1,711	$837	$953	$2,776	$1,903
Common shares outstanding (in thousands)	(e)	5,876	6,130	6,172	6,218	6,215

TANGIBLE MEASURES
Tangible book value per common share	(b)/(e)	$12.70	$13.02	$13.28	$13.10	$12.96

Tangible common equity to tangible assets	(b)/(a)	7.88%	8.31%	8.63%	8.59%	8.58%

Return on average tangible common equity (annualized)	(1)	7.21%	6.77%	8.29%	4.08%	4.76%	6.99%	4.82%

(1)
Calculation of Return on average tangible common equity (annualized) = ((net income (d) / number of days in period) * number of days in year) / average tangible shareholders’ equity (c)

Contact:	Thomas S. Elley
205-582-1200